UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): July 20, 2006

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On July 20, 2006, Horizon Financial Corp. issued its earnings release for the quarter ended June 30, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated July 20, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: July 20, 2006                 By: /s/ V. Lawrence Evans
                                        -------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

                              CONTACTS:     V. Lawrence Evans, Chairman & CEO
                                            Dennis Joines, President & COO
                                            Rich Jacobson, Executive VP & CFO
                                            360.733.3050
NEWS RELEASE
==============================================================================

       HORIZON FINANCIAL FIRST QUARTER EARNINGS PER SHARE INCREASE 24%

    MARGIN EXPANSION AND STRONG LOAN GROWTH CONTRIBUTE TO RECORD EARNINGS

BELLINGHAM, Wash.--(BUSINESS WIRE)--July 20, 2006--Horizon Financial Corp. (Nasdaq:HRZB - News) today reported record profits for the first quarter of fiscal 2007, with robust loan growth and continued improvements in all performance metrics. For the quarter ended June 30, 2006, net income was $4.6 million, compared to $3.7 million in the first fiscal quarter last year, with earnings per diluted share growing 24% to $0.46, from $0.37 a year ago.

Management will host a conference call today, July 20, at 1:30 pm PDT (4:30 pm
EDT) to discuss the first quarter results. The live call can be accessed by dialing 303-262-2137. The replay, which can be accessed shortly after the call concludes, will be available for a month and can be heard by dialing 303-590-3000, using access code 11063387#.

Return on average equity (ROE) improved to 16.1% and return on average assets
(ROA) increased to 1.59% in the first quarter of fiscal 2007, from 13.9%, and 1.47%, respectively, in the first quarter a year ago. The efficiency ratio improved to 46.3% in the quarter ended June 30, 2006, from 50.6% a year earlier.

"New loan generation is generally strongest in our first fiscal quarter, and that appears to be the case this year as well," stated V. Lawrence Evans, Chairman and CEO. "We remain very involved in commercial real estate, construction and land development, and builders and developers want to get their financing in order as the weather improves so that projects can begin. I expect that our loan growth will slow in the next nine months, as it has in years past."

Total loan originations were $232 million in the first quarter of fiscal 2007, up 48% from $157 million in the preceding quarter and 42% from $163 million in the first quarter of last year. Commercial loans were 82% of total production, mortgage loans were 14%, and consumer loans were 4% of loan originations, compared to 71%, 22%, and 7%, respectively, in the first quarter of fiscal 2006.

At June 30, 2006, commercial and commercial real estate loans were 83% of net loans, compared to 81% a year earlier. Residential loans dropped to 12% of loans, from 14% at the end of the first quarter last year, and consumer loans remained flat at 5% of net loans. Total loans increased 17% to $1.00 billion at the end of June 2006, compared to $856 million a year earlier. Total assets grew 16% to $1.19 billion, from $1.03 billion at the end of the first quarter last year.

"During the last nine months of fiscal 2006, we actively managed our growth," stated Dennis Joines, President and COO. "We focused on the relationships where we could generate the highest margins and left some potential business on the table. In the first quarter of fiscal 2007, we benefited from the continued strength in the Northwest business cycle while maintaining our credit and pricing discipline. Our net interest margin improved again this quarter, as we have remained committed to our pricing targets and, with approximately 51% of our loans tied to prime, benefited from continued Federal Reserve interest rate hikes."

Asset quality remains excellent, with non-performing loans (NPLs) and non-performing assets (NPAs) remaining at low levels. NPLs were $1.4 million at June 30, 2006, or 0.14% of net loans, and NPAs were also $1.4 million, or 0.12% of total assets. At the end of June 2005, NPLs were $1.3 million, or 0.15% of net loans, and NPAs were $1.3 million, or 0.13% of total assets.

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HRZB-EPS Up 24%
July 20, 2006
Page 2

Stringent underwriting standards have always been the culture at Horizon. We have a history of maintaining very low NPAs and NPLs," stated Rich Jacobson, EVP and CFO. "With the significant increase in loans receivable over the past three months, our provision for loan losses increased accordingly, to $700,000 for the quarter." At June 30, 2006, the reserve for loan losses was $14.9 million, or 1.50% of net loans receivable.

"We have grown non interest bearing checking balances by 27% and money market account balances by 24% over the past year," Joines said. "We are committed to building our core deposits and keeping our funding costs in check, which should get easier as asset growth returns to a more normalized level. However, in order to help fund the sizable loan growth, we increased our Federal Home Loan Bank borrowings and at times offered promotional rates on time deposits."

Total deposits grew 15% to $892 million at the end of June 2006, compared to $773 million a year earlier. Core deposits grew 12% to $359 million, from $319 million a year ago, and time deposits increased 18% to $533 million at the end of the first quarter of fiscal 2007, versus $453 million at the end of June 2005. Core deposits now represent 40% of total deposits, compared to 41% at the end of June 2005.

Horizon's net interest margin improved to 4.82% in the first quarter, up from 4.77% in the preceding quarter and 4.48% in the first quarter of fiscal 2006. The yield on earning assets was 8.06% in the quarter, up 129 basis points from 6.77% in the first quarter last year. The cost of interest-bearing liabilities was 3.36%, up 95 basis points from 2.41% in the same quarter last year.

Total revenues increased 18% to $14.2 million in the first quarter of fiscal 2007, compared to $12.0 million in the same quarter last year, due solely to growth in net interest income. The rising interest rate environment and concentration of prime-based loans has helped offset some of the increase in funding costs. Relative to the first quarter last year, interest income grew by 36% to $21.2 million, while interest expense increased by 62% to $8.5 million. Net interest income increased 23% to $12.7 million in the first quarter of fiscal 2007, compared to $10.3 million the previous year. Non-interest income declined 17% to $1.5 million in the quarter, compared to $1.8 million a year ago. Non-interest expense grew 8% to $6.6 million, from $6.1 million in the first quarter of fiscal 2006.

"Service fees are up 16% over the first quarter last year, although a decrease in the gain on sale of assets negated that improvement," Evans said. "The nearly $300,000 decline in other non-interest income can be attributed to a one-time gain in the first quarter last year. Westward, a residential real estate development subsidiary of Horizon Bank, sold 11 lots in the year-ago quarter, generating roughly $320,000 in pre-tax income."

At quarter-end, book value was $11.64 per share, compared to $10.79 a year earlier, and tangible book value was $11.56, up from $10.71 a year ago. In the quarter ended June 30, 2006, Horizon repurchased 72,747 shares at an average price of $23.13 per share. The company also increased its quarterly cash dividend for the ninth time in the past four years, to $0.15 per share.

Additionally, Sandler O'Neill & Partners named Horizon Financial to their Bank and Thrift Sm-All Stars -- Class of 2006. Sandler O'Neill & Partners, a New York-based investment banking and advisory firm that specializes in financial institutions, selected a total of 34 companies believed to be the top performing, publicly traded small-cap banks and thrifts in the nation.

To determine its Sm-All Stars, Sandler O'Neill looked at all 573 publicly traded banks and thrifts with market capitalizations below $2 billion. The firm's evaluation focused on earnings and balance sheet growth trends, profitability, credit and asset quality and capital strength. The 34 companies selected are those that Sandler O'Neill believes will be the next crop of potential standout mid-cap banks and thrifts.

Horizon Financial Corp. is a $1.2 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather core deposits, success in

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HRZB-EPS Up 24%
July 20, 2006
Page 3

new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. Accordingly, undue reliance should not be place on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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
HRZB-EPS Up 24%
July 20, 2006
Page 4

CONSOLIDATED STATEMENTS OF    Quarter    Three   Quarter     One     Quarter
INCOME (unaudited)             Ended     Month    Ended      Year     Ended

(in 000s, except              June 30,   Change  March 31,  Change   June 30,
per share data)                 2006               2006                2005
------------------------------------------------------------------------------
Interest income:
  Interest on loans         $   20,170     12% $   18,039     37% $    14,703
  Interest and dividends on
   securities                    1,013      6%        953     22%         833
                             ----------         ----------         -----------
    Total interest income       21,183     12%     18,992     36%      15,536

Interest expense:
  Interest on deposits           6,591     17%      5,646     58%       4,163
  Interest on borrowings         1,910     29%      1,476     74%       1,099
                             ----------         ----------         -----------
    Total interest
     expense                     8,501     19%      7,122     62%       5,262
                             ----------         ----------         -----------
    Net interest income         12,682      7%     11,870     23%      10,274

  Provision for loan losses        700    133%        300     -3%         725
                             ----------         ----------         -----------
    Net interest income
     after provision for
     loan losses                11,982      4%     11,570     25%       9,549

Non-interest income:
 Service fees                      867    -13%        998     16%         746
 Net gain/(loss) on sales of
  loans - servicing released       225     -2%        229    -24%         297
 Net gain/(loss) on sales of
  loans - servicing retained         5      0%          5    -64%          14
 Net gain/(loss) on sales of
  investment securities              5   -101%       (518)   -88%          42
 Other                             372    -22%        475    -44%         667
                             ----------         ----------         -----------
   Total non-interest income     1,474     24%      1,189    -17%       1,766

Non-interest expense:
 Compensation and
  employee benefits              3,867      3%      3,771     13%       3,432
 Building occupancy                953     -3%        980     16%         819
 Other expenses                  1,338    -13%      1,541     -8%       1,448
 Data processing                   217     -1%        220      0%         218
 Advertising                       175      1%        174      3%         170
                             ----------         ----------         -----------
  Total non-interest expense     6,550     -2%      6,686      8%       6,087

Income before provision for
 income taxes                    6,906     14%      6,073     32%       5,228
Provision for income taxes       2,324     22%      1,909     53%       1,516
                             ----------         ----------         -----------
Net Income                  $    4,582     10% $    4,164     23% $     3,712
                             ==========         ==========         ===========
Earnings per share:
 Basic earnings per share   $     0.46     10% $     0.42     24% $      0.37
 Diluted EPS                $     0.46     10% $     0.42     24% $      0.37

Weighted average shares
 outstanding:
 Basic                       9,872,117      0%  9,897,398     -1%   9,997,738
 Common stock
  equivalents                   86,780     -5%     90,898    -23%     112,588
                             ----------         ----------         -----------
 Diluted                     9,958,897      0%  9,988,296     -1%  10,110,326
                             ==========         ==========         ===========

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HRZB-EPS Up 24%
July 20, 2006
Page 5

CONSOLIDATED STATEMENTS OF
FINANCIAL CONDITION                      Three               One
(unaudited) (in 000s, except   June 30,   Month   March 31,   Year  June 30,
per share data)                  2006     Change    2006     Change    2005
------------------------------------------------------------------------------
Assets:
 Cash and due from banks     $   33,338     38% $   24,190     27% $   26,194
 Interest-bearing deposits        4,272    -55%      9,439    -20%      5,343
 Investment securities -
  available for sale             59,680     -1%     60,137     -3%     61,758
 Investment securities - held
  to maturity                       370      0%        370      0%        370
 Mortgage-backed securities -
  available for sale             26,066     12%     23,351     47%     17,737
 Mortgage-backed securities -
  held to maturity                  390    -19%        482    -51%        792
 Federal Home Loan Bank stock     7,247      0%      7,247      0%      7,247
 Gross loans receivable       1,002,161      7%    932,694     17%    855,552
 Reserve for loan losses        (14,854)     5%    (14,184)    19%    (12,448)
                              ----------         ----------         ----------
 Net loans receivable           987,307      7%    918,510     17%    843,104
 Loans held for sale              3,442    -34%      5,252    -16%      4,121
 Investment in real
  estate in a joint venture      16,968      0%     16,928      1%     16,760
 Accrued interest and
  dividends receivable            5,835     13%      5,185     26%      4,633
 Property and equipment, net     27,718      5%     26,317     21%     22,847
 Net deferred income
  tax assets                      2,475     10%      2,254     15%      2,156
 Federal income tax
  receivable                          0      na        808      na          0
 Other assets                    15,672     -4%     16,258      5%     14,896
                              ----------         ----------         ----------
  Total assets               $1,190,780      7% $1,116,728     16% $1,027,958
                              ==========         ==========         ==========

Liabilities:
 Deposits                    $  892,133      7% $  834,299     15% $  772,728
 Other borrowed funds           157,135     11%    141,561     28%    122,986
 Borrowing related to
  investment in real estate
  in a joint venture             18,730      2%     18,276     10%     17,096
 Accounts payable and other
  liabilities                     4,789    -31%      6,919      4%      4,584
 Advances by borrowers for
  taxes and insurance               188    -60%        467    -13%        215
 Deferred compensation            1,877      0%      1,883      2%      1,840
 Federal income tax payable       1,527      na          0     29%      1,185
                              ----------         ----------         ----------
  Total liabilities          $1,076,379      7% $1,003,405     17% $  920,634

Stockholders' equity:
 Serial preferred stock,
  $1.00 par value; 10,000,000
  shares authorized; none
  issued or outstanding
  Common stock, $1.00 par
  value; 30,000,000 shares
  authorized; 9,827,753,
  9,898,168, and 9,948,787
  shares outstanding              9,828     -1%      9,898     -1%      9,949
 Paid-in capital                 53,738     -1%     54,116     -1%     54,162
 Retained earnings               47,900      4%     45,991     21%     39,626
 Accumulated other
  comprehensive income            2,935    -12%      3,318    -20%      3,659
 Debt related to ESOP                 0      na          0      na        (72)
                              ----------         ----------         ----------
  Total stockholders'
   equity                       114,401      1%    113,323      7%    107,324
                              ----------         ----------         ----------
  Total liabilities
   and stockholders' equity  $1,190,780      7% $1,116,728     16% $1,027,958
                              ==========         ==========         ==========

Intangible assets:
  Goodwill                   $      545      0% $      545      0% $      545
  Mortgage servicing
   asset                            247     -2%        253     -9%        271
                              ----------         ----------         ----------
  Total intangible
   assets                    $      792     -1% $      798     -3% $      816
                              ==========         ==========         ==========

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HRZB
July 20, 2006
Page 6

LOANS (unaudited) (in     June 30,        March 31,      June 30,
 000s)                      2006            2006           2005
----------------------------------------------------------------------
1-4 Mortgage
 1-4 Family             $  147,173       $148,515       $163,277
 1-4 Family
  construction              23,236         20,971         18,120
 Participations sold       (54,889)       (56,546)       (61,893)
                         ----------       --------       --------
Subtotal                   115,520        112,940        119,504

Commercial
 construction/land
 development               310,561        262,358        184,792
Residential commercial
 real estate                70,823         70,080         70,201
Non-residential
 commercial real estate    310,227        314,299        317,808
Commercial loans           145,843        123,445        120,616
Home equity secured         43,506         44,001         36,584
Other consumer loans         5,681          5,571          6,047
                         ----------       --------       --------
Subtotal                   886,641        819,754        736,048
                         ----------       --------       --------
Subtotal                 1,002,161        932,694        855,552
Less:
 Reserve for loan
  losses                   (14,854)       (14,184)       (12,448)
                         ----------       --------       --------
Net loans receivable    $  987,307       $918,510       $843,104
                         ==========       ========       ========

Net residential loans      114,556   12%  111,967   12%  118,510   14%
Net commercial loans       143,181   14%  121,117   13%  118,422   14%
Net commercial real
 estate loans              681,158   69%  636,657   70%  564,236   67%
Net consumer loans          48,412    5%   48,769    5%   41,936    5%
                         ---------------  -------------  -------------
                        $  987,307  100% $918,510  100% $843,104  100%
                         ===============  =============  =============

DEPOSITS (unaudited)      June 30,        March 31,      June 30,
 (in 000s)                  2006            2006           2005
----------------------------------------------------------------------
Demand Deposits
 Savings                $   26,637    3% $ 30,808    4% $ 37,184    5%
 Checking                   78,227    9%   79,774   10%   79,242   10%
 Checking - non
  interest bearing          92,117   10%   80,778   10%   72,276    9%
 Money market              162,249   18%  156,867   18%  130,723   17%
                         ---------------  -------------  -------------
Subtotal                   359,230   40%  348,227   42%  319,425   41%

CD's
 Under $100,000            258,243   29%  246,136   29%  243,227   32%
 $100,000 and above        274,660   31%  239,936   29%  210,076   27%
                         ---------------  -------------  -------------
Total CD's                 532,903   60%  486,072   58%  453,303   59%
                         ---------------  -------------  -------------

Total                   $  892,133  100% $834,299  100% $772,728  100%
                         ===============  =============  =============

WEIGHTED AVERAGE INTEREST RATES:         Quarter   Quarter    Quarter
                                          Ended     Ended      Ended
(unaudited)                              June 30,  March 31,  June 30,
                                           2006      2006      2005
----------------------------------------------------------------------
  Yield on loans                            8.43%     8.02%      7.11%
  Yield on investments                      4.30%     4.06%      3.70%
                                        --------- --------- ----------
   Yield on interest-earning assets         8.06%     7.63%      6.77%

  Cost of deposits                          3.13%     2.81%      2.22%
  Cost of borrowings                        4.43%     4.31%      3.45%
                                        --------- --------- ----------
   Cost of interest-bearing liabilities     3.36%     3.04%      2.41%


AVERAGE BALANCES                     Quarter     Quarter     Quarter
                                      Ended       Ended       Ended
(unaudited) (in 000s)                June 30,    March 31,   June 30,
                                       2006        2006        2005
----------------------------------------------------------------------
  Loans                            $  956,861  $  900,179  $  827,113
  Investments                          94,554      95,187      90,422
                                    ----------  ----------  ----------
   Total interest-earning assets    1,051,415     995,366     917,535

  Deposits                            843,697     813,483     750,833
  Borrowings                          170,663     137,032     126,043
                                    ----------  ----------  ----------
   Total interest-bearing
    liabilities                    $1,014,360  $  950,515     876,876

Average assets                     $1,153,754  $1,100,236  $1,012,764
Average stockholders' equity       $  113,862  $  111,950  $  107,174


CONSOLIDATED FINANCIAL RATIOS              Quarter   Quarter   Quarter
                                            Ended     Ended     Ended
(unaudited)                                June 30, March 31, June 30,
                                             2006      2006     2005
----------------------------------------------------------------------
Return on average assets                      1.59%     1.51%    1.47%
Return on average equity                     16.10%    14.88%   13.86%
Efficiency ratio                             46.30%    51.20%   50.55%
Net interest spread                           4.70%     4.59%    4.37%
Net interest margin                           4.82%     4.77%    4.48%
Equity-to-assets ratio                        9.61%    10.15%   10.44%
Equity-to-deposits ratio                     12.82%    13.58%   13.89%
Book value per share                       $ 11.64  $  11.45  $ 10.79
Tangible book value per share              $ 11.56  $  11.37  $ 10.71


RESERVE FOR LOAN LOSSES                    Quarter  Quarter   Quarter
                                            Ended    Ended     Ended
(unaudited) (in 000s)                      June 30, March 31, June 30,
                                             2006     2006      2005
----------------------------------------------------------------------
Balance at beginning of period             $14,184  $ 13,925  $11,767
Provision for loan losses                      700       300  $   725
Charge offs - net of recoveries                (30)      (41) $   (44)
                                            -------  --------  -------
Balance at end of period                   $14,854  $ 14,184  $12,448
Reserves/Loans Receivable                     1.50%     1.54%    1.48%


NON-PERFORMING ASSETS
(unaudited) (in 000s)                      June 30, March 31, June 30,
                                             2006      2006     2005
----------------------------------------------------------------------
Accruing loans - 90 days past due          $     -  $      -  $     -
Non-accrual loans                            1,417     1,161    1,287
Restructured loans                               -         -        -
                                            -------  --------  -------
Total non-performing loans                   1,417     1,161    1,287
Total non-performing loans/net loans          0.14%     0.13%    0.15%
REO                                              -         -  $     -
                                            -------  --------  -------
Total non-performing assets                $ 1,417  $  1,161  $ 1,287
Total non-performing assets/total assets      0.12%     0.10%    0.13%